Exhibit 10-k
TRUSTMARK CORPORATION
2005 STOCK AND INCENTIVE COMPENSATION PLAN
(as amended January 26, 2010)

ARTICLE I
Establishment, Purpose and Duration

1.1           Establishment of the Plan.  Trustmark Corporation (hereinafter referred to as the “Company”), a Mississippi corporation, hereby establishes an incentive compensation plan to be known as the “2005 Stock and Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document.  Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein.  The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options (including Reload Options), Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and/or Performance Units to Key Associates and Directors.

The Plan was adopted by the Board of Directors of the Company on March 8, 2005, to become effective (the “Effective Date”) as of May 10, 2005 if approved at the May 10, 2005 annual meeting of the Company’s shareholders by vote of shareholders of the Company in accordance with applicable laws and any applicable rules of any national securities exchange or system on which the Stock is then listed or reported.  Except for Performance Unit Awards payable only in cash (with payment also contingent on shareholder approval of the 2005 Plan), Awards may not be granted under the Plan prior to shareholder approval of the Plan.

1.2           Purpose of the Plan.  The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Key Associates and Directors that will promote the identification of their personal interest with the long term financial success of the Company and with growth in shareholder value.  The Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Key Associates and Directors upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

In addition, the Plan permits the grant of a Reload Option in order to restore an Option opportunity on the number of shares of Stock surrendered to exercise an Option to encourage a Participant to maximize his ownership interest in the Company without reducing the percentage interests of shareholders.

1.3           Duration of the Plan.  The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XII herein, until May 9, 2015, at which time it shall terminate except with respect to Awards (including any outstanding Reload Option obligation) made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.

ARTICLE II
Definitions

2.1           Definitions.  Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a)           “Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

(b)           “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Stock Options (including Reload Options), Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and/or Performance Units.

(c)           “Award Date” or “Grant Date” means the date on which an Award is made by the Committee under the Plan.

(d)           “Board” or “Board of Directors” means the Board of Directors of the Company.

(e)           “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

         (i)   the acquisition of ownership of, holding or power to vote more than 20% of the Company’s voting stock; or

        (ii)   the acquisition of the ability to control the election of a majority of the Company’s Board; or

        (iii)   the acquisition of a controlling influence over the management or policies of the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Exchange Act); or

        (iv)   during any period of two consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board (the “Existing Board”) cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a continuing Director.

Notwithstanding the foregoing, in the case of (i), (ii) and (iii) hereof, ownership or control of the Company’s voting stock by the Trustmark National Bank (the “Bank”) or any employee benefit plan sponsored by the Company or the Bank shall not constitute a Change in Control.  For purposes of this paragraph only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization of any other form of entity not specifically listed herein.

(f)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)           “Committee” means the committee of the Board appointed to administer the Plan pursuant to Article III herein, all of the members of which shall be “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule, and “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code.  Unless otherwise determined by the Board, the Human Resources Committee of the Board, or any successor committee responsible for executive compensation, shall constitute the Committee.

(h)           “Company” means Trustmark Corporation, or any successor thereto as provided in Article XIV herein.

(i)           “Director” means a director of the Company or any Subsidiary thereof, which term shall not include an advisory or honorary director.

(j)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k)           “Fair Market Value” of a Share means (A)(i) for Awards made prior to December 20, 2006, the mean between the high and low sales price of the Stock on the relevant date if it is a trading date, or if not, on the most recent date on which the Stock was traded prior to such date, as reported by The NASDAQ Stock Market or (ii) for Awards made on or after December 20, 2006, the closing market price (that is, the price at which last sold on the applicable principal U.S. market) of the Stock on the relevant date if it is a trading date, or if not, on the most recent date on which the Stock was traded prior to such date, as reported by The NASDAQ Stock Market, or (B) if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

(l)           “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

(m)           “Key Associate” means an officer or other key associate of the Company or its Subsidiaries who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.  “Key Associates” includes Directors who are also associates of the Company or its Subsidiaries.

(n)           “Non-Qualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article VI herein, which is not intended to be an Incentive Stock Option.

(o)           “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(p)           “Option Price” means the exercise price per share of Stock covered by an Option.

(q)           “Participant” means a Key Associate or a Director who has been granted an Award under the Plan and whose Award remains outstanding.

(r)           “Performance-Based Compensation Award” means any Award for which exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction or achievement of the Performance Goal applicable thereto.  If a Performance-Based Compensation Award is intended to be “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the grant of the Award, the establishment of the Performance Goal, the making of any modifications or adjustments and the determination of satisfaction or achievement of the Performance Goal shall be made during the period or periods required under and in conformity with the requirements of Section 162(m) of the Code therefor.  The terms and conditions of each Performance-Based Compensation Award, including the Performance Goal and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement.

(s)           “Performance Goal” means one or more performance measures or goals set by the Committee in its discretion for each grant of a Performance-Based Compensation Award.  The extent to which such performance measures or goals are met will determine the amount or value of the Performance-Based Compensation Award to which a Participant is entitled to exercise, receive or retain.  For purposes of this Plan, a Performance Goal may be particular to a Participant, and may include any one or more of the following performance criteria, either individually, alternatively or in any combination, subset or component, applied to the performance of the Company as a whole or to the performance of a Subsidiary, division, strategic business unit, line of business or business segment, measured either quarterly, annually or cumulatively over a period of years or partial years, in each case as specified by the Committee in the Award:  Stock value or increases therein, earnings per share or earnings per share growth, net earnings, earnings or earnings growth (before or after one or more of taxes, interest, depreciation and/or amortization), operating profit, operating cash flow, operating or other expenses, operating efficiency, return on equity, tangible equity, assets, capital or investment, sales or revenues or growth thereof, deposits, loan and/or equity levels or growth thereof, working capital targets or cost control measures, regulatory compliance, gross, operating or other margins, efficiency ratio (as generally recognized and used for bank financial reporting and analysis), interest income, non-interest income, credit quality, net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion), productivity, customer satisfaction, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, quality measures, and any component or components of the foregoing (including, without limitation, determination thereof, in the Committee’s sole discretion, with or without the effect of discontinued operations and dispositions of business units or segments, non-recurring items, material extraordinary items that are both unusual and infrequent, non-budgeted items, special charges, accruals for acquisitions, reorganization and restructuring programs and/or changes in tax law, accounting principles or other such laws or provisions affecting the Company’s reported results), regulatory exam results, achievement of risk management objectives or implementation, management or completion of critical projects or processes. Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.  Performance Goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof.  The Committee shall determine the Performance Period during which the Performance Goal must be met; and attainment of Performance Goals shall be subject to certification by the Committee.  Each of the Performance Goals shall be determined, where applicable and except as provided above, in accordance with generally accepted accounting principles.

(t)           “Performance Period” means the time period during which the Performance Goal must be met in connection with a Performance-Based Compensation Award.  Such time period shall be set by the Committee.

(u)           “Performance Unit” means an Award, designated as a performance unit, granted to a Participant pursuant to Article X herein and valued as a fixed dollar amount.

(v)           “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article VIII herein.

(w)           “Plan” means the Trustmark Corporation 2005 Stock and Incentive Compensation Plan, as herein described and as hereafter from time to time amended.

(x)           “Related Option” means an Option with respect to which a Stock Appreciation Right has been granted.

(y)           “Reload Option” means a Non-Qualified Stock Option granted pursuant to Section 6.9 in the event the Participant exercises all or a part of an Option by paying the Option Price pursuant to Section 6.6 with Stock in order to restore an Option opportunity on the number of shares of Stock surrendered to exercise an Option.

(z)           “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article VIII herein which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied.

(aa)           “Restricted Stock Unit” or “RSU” means an Award, designated as a Restricted Stock Unit, granted to a Participant pursuant to Article IX herein and valued by reference to Stock, which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied.

(bb)           “Stock” or “Shares” means the common stock of the Company.

(cc)           “Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article VII herein.

(dd)           “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

ARTICLE III
Administration

3.1           Administration of the Plan by the Committee. The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration.  The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers:  (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and conditions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award, the end of a Performance Period or termination of any Period of Restriction or other restrictions imposed under the Plan; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

The Chairman of the Committee and such other directors and officers of the Company as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Award provide that it may be exercised only during employment or service or within a specified period of time after termination of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of employment or service or continuous employment or service.

Subject to limitations under applicable law, the Committee is authorized in its discretion to issue Awards and/or accept notices, elections, consents and/or other forms or communications by Participants by electronic or similar means, including, without limitation, transmissions through e-mail, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time.

A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present (in person or as otherwise permitted by applicable law), or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

3.2           Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Associates and/or Directors as may be selected by it.  Each Award shall be evidenced by an Agreement.

3.3           Decisions Binding.  All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding.

3.4           Requirements of Rule 16b-3 and Section 162(m) of the Code.  Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.

Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise:  (i) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act (hereafter, “Section 16 Persons”) shall comply with any applicable conditions of SEC Rule 16b-3; (ii) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code; and (iii) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.

Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Section 162(m)(4)(C) of the Code as well as Awards that do not so qualify.  Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code from so qualifying shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded.

    3.5           Indemnification of Committee.  In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV
Stock Subject to the Plan

4.1           Number of Shares. Subject to adjustment as provided in Section 4.4 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed the sum of (i) 6,000,000 plus (ii) that number of Shares represented by options under the Second Amended Trustmark Corporation 1997 Long Term Incentive Plan which expire or are otherwise terminated or forfeited at any time after the Effective Date of the Plan.  Except as provided in Sections 4.2 and 4.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan.

Stock that may be issued under the Plan may either be authorized but unissued Shares, Shares held in treasury, or Shares held in a grantor trust created by the Company.

The Company, during the term of the Plan and thereafter during the term of any outstanding Award which may be settled in Stock, shall reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

4.2           Lapsed Awards or Forfeited Shares. If any Award granted under the Plan terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan, subject to Section 7.3.

4.3           Delivery of Shares as Payment.  In the event a Participant pays the Option Price for Shares pursuant to the exercise of an Option with previously acquired Shares, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of new Shares issued upon the exercise of the Option.  In addition, in determining the number of shares of Stock available for Awards, if Stock has been delivered or exchanged by a Participant as full or partial payment to the Company for payment of withholding taxes, or if the number of shares of Stock otherwise deliverable has been reduced for payment of withholding taxes, the number of shares of Stock exchanged as payment in connection with the withholding tax or so reduced shall again be available for purpose of Awards under the Plan.

4.4           Capital Adjustments.  The number and kind of Shares subject to each outstanding Award, the Option Price, and the annual limits on and the aggregate number and kind of Shares for which Awards thereafter may be made shall be proportionately, equitably and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or other corporate capitalization change of or by the Company.  Where an Award being adjusted is an ISO or is subject to Section 409A of the Code, the adjustment shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or 409A, as applicable, of the Code.

ARTICLE V
Eligibility

Persons eligible to participate in the Plan include (i) all associates of the Company and its Subsidiaries (including any corporation which becomes a Subsidiary after the adoption of the Plan by the Board) who, in the opinion of the Committee, are Key Associates and (ii) all Directors.

Multiple grants of Awards under the Plan may be made in any calendar year to a Participant, provided, however, that Awards of Options and SARs (disregarding any Tandem SARs as defined in Section 7.1) granted in any calendar year to any one Participant shall not provide for the issuance of, and/or cash payment with respect to, more than 90,000 Shares in the aggregate, that Awards of Restricted Stock and Restricted Stock Units granted in any calendar year to any one Participant shall not provide for the issuance of, and/or cash payment with respect to, more than 50,000 Shares in the aggregate, and that Performance Units granted in any calendar year to any one Participant shall not provide for the payment of more than $1,000,000 in the aggregate.

ARTICLE VI
Stock Options

6.1           Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to Key Associates and Directors at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that (i) only Non-Qualified Stock Options may be granted to Directors who are not associates of the Company or a Subsidiary, (ii) no Participant may be granted Options in any calendar year for more than 90,000 Shares (with Options cancelled in the same year as granted counted against this limit and with Options for which the Option Price is reduced treated as cancelled and reissued for this annual limit) and (iii) the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder.

6.2           Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Committee shall determine.  The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-Qualified Stock Option not intended to be within the provisions of Section 422 of the Code, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-Qualified Stock Option.  If an Option is intended to be a Performance-Based Compensation Award, the terms and conditions thereof, including the Performance Goal and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement and the requirements to satisfy or achieve the Performance Goal as so provided therein shall be considered to be restrictions under the Plan.

6.3           Option Price. The Option Price of an Option shall be determined by the Committee subject to the following limitations.  The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date.  In addition, an ISO granted to a Key Associate (including any Director who is a Key Associate) who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of such Stock on the Grant Date.

6.4           Duration of Options. Each Option shall expire at such time as the Committee shall determine, provided, however, that no Option shall be exercisable after the expiration of ten years from its Award Date.  In addition, an ISO granted to a Key Associate (including any Key Associate who is a Director) who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall not be exercisable after the expiration of five years from its Award Date.

6.5           Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

6.6           Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise.  The Option Price shall be payable to the Company in full either in cash, by delivery of Shares of Stock valued at Fair Market Value at the time of exercise or by a combination of the foregoing.

To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a “cashless exercise” of an Option.  The cashless exercise shall be effected by the Participant delivering to a securities broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith.

As soon as practicable, after receipt of written notice and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall deliver to the Participant, stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name.

6.7           Restrictions on Stock Transferability.  The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of the National Association of Securities Dealers, Inc. or any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.  The Committee may specify in an Agreement that Stock delivered on exercise of an Option is Restricted Stock or Stock subject to a buyback right by the Company in the amount of, or based on, the Option Price therefor in the event the Participant does not complete a specified service period after exercise.

6.8           Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

Notwithstanding the foregoing or any other provision of the Plan to the contrary, to the extent permissible under Rule 16b-3 of the Exchange Act, a Participant who is granted Non-Qualified Stock Options pursuant to the Plan may transfer such Non-Qualified Stock Options to his or her spouse, lineal ascendants, lineal descendants, or to trusts for their benefit, provided that the Non-Qualified Stock Option so transferred may not again be transferred other than to the Participant originally receiving the grant of Non-Qualified Stock Options or to an individual or trust to whom such Participant could have transferred Non-Qualified Stock Options pursuant to this Section 6.8.  Non-Qualified Stock Options which are transferred pursuant to this Section 6.8 shall be exercisable by the transferee subject to the same terms and conditions as would have applied to such Non-Qualified Stock Options in the hands of the Participant originally receiving the grant of such Non-Qualified Stock Options.

6.9           Reload Options.  The Committee shall have the authority to specify at the Award Date for an Option that a Participant receiving the Option shall be granted the right to a further Non-Qualified Stock Option (a “Reload Option”) in the event the Participant exercises all or a part of the Option, including a Reload Option (an “Original Option”), by surrendering in accordance with Section 6.6 hereof already owned shares of Stock in full or partial payment of the Option Price under such Original Option.  Each Reload Option shall be granted on the date of exercise of the Original Option, shall cover a number of shares of Stock not exceeding the whole number of shares of Stock surrendered in payment of the Option Price under such Original Option, shall have an Option Price equal to the Fair Market Value on the Award Date of such Reload Option, shall expire on the stated expiration date of the Original Option and shall be subject to such other terms and conditions as the Committee may determine.

ARTICLE VII
Stock Appreciation Rights

7.1           Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Key Associates and Directors, at the discretion of the Committee, in any of the following forms, provided, however, that no Participant may be granted more than 90,000 SARs in any calendar year (with SARs cancelled in the same year as granted counted against this limit and with SARs for which the base amount on which the SAR payment at exercise is calculated is reduced treated as cancelled and reissued for this annual limit):

         (a)   In connection with the grant, and exercisable in lieu of, Options (“Tandem SARs”);

         (b)   In connection with and exercisable in addition to the grant of Options (“Additive SARs”);

         (c)   Independent of grant of the Options (“Freestanding SARs”); or

         (d)   In any combination of the foregoing.

7.2           SAR Agreement.  Each SAR grant shall be evidenced by an Agreement that shall specify its type of SAR and its terms and conditions.  If an SAR grant is intended to be a Performance-Based Compensation Award, the Performance Goal and Performance Period shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement and the requirements to satisfy or achieve the Performance Goal as so provided therein shall be considered to be restrictions under the Plan.

7.3           Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the Shares subject to the Related Option.  The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Tandem SAR is exercised.  Conversely, the exercise, in whole or part, of a Related Option, shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related Option is exercised.  Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.

Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option, shall be transferable only when and under the same conditions as the Related Option and shall be exercisable only when the Related Option is eligible to be exercised.  In addition, if the Related Option is an ISO, a Tandem SAR shall be exercised for no more than 100% of the difference between the Option Price of the Related Option and the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised.

7.4           Exercise of Additive SARs.  Additive SARs shall be deemed to be exercised upon, and in addition to, the exercise of the Related Options.  The deemed exercise of Additive SARs shall not reduce the number of Shares with respect to which the Related Options remains unexercised.

7.5           Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs.

7.6           Other Conditions Applicable to SARs.  In no event shall the term of any SAR granted under the Plan exceed ten years from the Grant Date.  A SAR may be exercised only when the Fair Market Value of a Share exceeds either (i) the Fair Market Value per Share on the Grant Date in the case of a Freestanding SAR or (ii) the Option Price of the Related Option in the case of either a Tandem or Additive SAR.  A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

7.7           Payment after Exercise of SARs.  Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal (the “SAR Value”) to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) either (x) the Fair Market Value per Share on the Award Date in the case of a Freestanding SAR or (y) the Option Price of the Related Option in the case of either a Tandem or Additive SAR.  The Agreement may provide for payment of the SAR Value at the time of exercise or, on an elective or non-elective basis, for payment of the SAR Value at a later date, adjusted (if so provided in the Agreement) from the date of exercise based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the SAR Value in Shares) set out in the Agreement (the “adjusted SAR Value”).  The Committee is expressly authorized to grant SARs which are deferred compensation covered by Section 409A of the Code, as well as SARs which are not deferred compensation covered by Section 409A of the Code.

Payment of the SAR Value or adjusted SAR Value to the Participant shall be made in Shares, valued at the Fair Market Value on the date of exercise in the case of an immediate payment after exercise or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment, in cash or a combination thereof as determined by the Committee, either at the time of the Award or thereafter, and as provided in the Agreement.

7.8           Nontransferability of SARs.  No SAR granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

ARTICLE VIII
Restricted Stock

8.1           Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Key Associates and Directors and in such amounts as it shall determine, provided, however, that no Participant may be granted more than 50,000 Shares of Restricted Stock in any calendar year.  Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.  If determined by the Committee, custody of Shares of Restricted Stock may be retained by the Company until the termination of the Period of Restriction pertaining thereto.

8.2           Restricted Stock Agreement.  Each Restricted Stock Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Shares granted, and the applicable restrictions and such other provisions as the Committee shall determine.  If an Award of Restricted Stock is intended to be a Performance-Based Compensation Award, the terms and conditions of such Award, including the Performance Goal and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement and the requirements to satisfy or achieve the Performance Goal as so provided therein shall be considered to be restrictions under the Plan.

8.3           Nontransferability of Restricted Stock.  Except as provided in this Article VIII and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement.  All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

8.4           Other Restrictions.  The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

8.5           Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Trustmark Corporation 2005 Stock and Incentive Compensation Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in an Agreement dated <<date of grant>>.  A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of Trustmark Corporation.

8.6           Removal of Restrictions.  Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction or achievement on any applicable Performance Goal.  Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 herein removed from his Stock certificate.

8.7           Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.8           Dividends and Other Distributions.  Unless otherwise provided in the Agreement, during the Period of Restriction, Participants entitled to or holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held.  If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and the same rules for custody as the Shares of Restricted Stock with respect to which they were distributed.

8.9           Termination of Employment or Service.  Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment or service with the Company for any reason during the Period of Restriction, then any Shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company.  The Committee may provide for vesting of Restricted Stock in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate.

ARTICLE IX
Restricted Stock Units

9.1           Grant of Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Unit representing one Share) to such Key Associates and Directors and in such amounts as it shall determine, provided, however, that no Participant may be granted more than 50,000 Restricted Stock Units in any calendar year.  Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

9.2           Restricted Stock Unit Agreement.  Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and the applicable restrictions and such other provisions as the Committee shall determine.  If an Award of Restricted Stock Units is intended to be a Performance-Based Compensation Award, the terms and conditions of such Award, including the Performance Goal and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement and the requirements to satisfy or achieve the Performance Goal as so provided therein shall be considered to be restrictions under the Plan.

Unless otherwise provided in the Agreement, during the Period of Restriction, Participants holding Restricted Stock Units shall have added to their rights all dividends and other distributions which would have been paid with respect to the Shares represented by those Restricted Stock Units if such Shares were outstanding, and such deemed dividends or distributions shall be subject to the same restrictions, vesting and payment as the Restricted Stock Units to which they are attributable.  Unless otherwise provided in the Agreement, during the Period of Restriction, any such deemed dividends and other distributions shall be deemed converted to additional Restricted Stock Units based on the Fair Market Value of a Share on the date of payment or distribution of the deemed dividend or distribution.

9.3           Payment after Lapse of Restrictions.  Subject to the provisions of the Agreement, upon the lapse exercise of restrictions with respect to a Restricted Stock Unit, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal (the “RSU Value”) to the product of multiplying (i) the number of Shares with respect to which the restrictions lapse by (ii) the Fair Market Value per Share on the date the restrictions lapse.

The Agreement may provide for payment of the RSU Value at the time of exercise or, on an elective or non-elective basis, for payment of the RSU Value at a later date, adjusted (if so provided in the Agreement) from the date of exercise based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in Shares) set out in the Agreement (the “adjusted RSU Value”).  The Committee is expressly authorized to grant Restricted Stock Units which are deferred compensation covered by Section 409A of the Code, as well as Restricted Stock Units which are not deferred compensation covered by Section 409A of the Code.

Payment of the RSU Value or adjusted RSU Value to the Participant shall be made in Shares, valued at the Fair Market Value on the date the restrictions therefor lapse in the case of an immediate payment after vesting or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment, in cash or a combination thereof as determined by the Committee, either at the time of the Award or thereafter, and as provided in the Agreement.

9.4           Nontransferability of Restricted Stock Units.  No Restricted Stock Unit granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all Restricted Stock Units, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

9.5           Termination of Employment or Service.  Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment or service with the Company for any reason during the Period of Restriction, then any Restricted Stock Units still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company.  The Committee may provide for vesting of Restricted Stock Units in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate.

ARTICLE X
Performance Units

10.1           Grant of Performance Units.  Subject to the terms and conditions of the Plan, Performance Units may be granted to Key Associates and Directors at any time and from time to time as shall be determined by the Committee, provided, however, that no Participant may be granted Performance Units with a dollar value in excess of $1,000,000 in any calendar year.  Otherwise, the Committee shall have complete discretion in determining the number of Performance Units granted to each Participant.  Participants receiving such Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

10.2           Performance Unit Agreement. Each Performance Unit is intended to be a Performance-Based Compensation Award, and the terms and conditions of each such Award, including the Performance Goal and Performance Period (which may be equal to, less than or more than one year), shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement.  The Committee shall set the Performance Goal in its discretion for each Participant who is granted a Performance Unit.

10.3           Settlement of Performance Units.  After a Performance Period has ended, the holder of a Performance Unit shall be entitled to receive the value thereof based on the degree to which the Performance Goals and other conditions established by the Committee and set forth in the Agreement (or in a subplan of the Plan which is incorporated by reference into an Agreement) have been satisfied.

10.4           Form of Payment.  Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Unit shall be made in cash, Stock or a combination thereof as determined by the Committee.  Payment may be made in a lump sum or installments as determined by the Committee.

10.5           Nontransferability of Performance Units.  No Performance Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.  All rights with respect to Performance Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

ARTICLE XI
Change in Control

In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, upon a Participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights  substituted therefor, by the acquiring or surviving corporation in such Change in Control.

ARTICLE XII
Modification, Extension and Renewal of Awards

Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards and may modify the terms of an outstanding Agreement, provided that the exercise price of any Award may not be lowered other than pursuant to Section 4.4 herein.  In addition, the Committee may accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor so long as the new or substituted awards do not specify a lower exercise price than the surrendered Awards or awards, and otherwise the new Awards may be of a different type than the surrendered Awards or awards, may specify a longer term than the surrendered Awards or awards, may provide for more rapid vesting and exercisability than the surrendered Awards or awards, and may contain any other provisions that are authorized by the Plan.  Notwithstanding the foregoing, however, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

ARTICLE XIII
Amendment, Modification and Termination of the Plan

13.1           Amendment, Modification and Termination.  At any time and from time to time, the Board may terminate, amend, or modify the Plan.  Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

13.2           Awards Previously Granted.  No termination, amendment or modification of the Plan other than pursuant to Section 4.4 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XIV
Withholding

14.1           Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.

14.2           Stock Withholding.  With respect to withholding required upon the exercise of Non-Qualified Stock Options, or upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other taxable event with respect to any Award, Participants may elect, subject to the approval of the Committee, or the Committee may require Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld.  The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined.  All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Committee in advance of the day that the transaction becomes taxable.

ARTICLE XV
Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XVI
General

16.1           Requirements of Law.  The granting of Awards and the issuance of Shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self regulatory organizations as may be required.

16.2           Effect of the Plan.  The establishment of the Plan shall not confer upon any Key Associate or Director any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan.  The Plan does not constitute an inducement or consideration for the employment or service of any Key Associate or Director, nor is it a contract between the Company or any of its Subsidiaries and any Key Associate or Director.  Participation in the Plan shall not give any Key Associate or Director any right to be retained in the service of the Company or any of its Subsidiaries.  No Key Associate or Director who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to the Participant pursuant to the Plan.

16.3           Creditors.  The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

16.4           Governing Law.  The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the State of Mississippi and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.

16.5           Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.6           Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

16.7           Nonqualified Deferred Compensation Plan Omnibus Provision.  It is intended that any compensation, benefits or other remuneration which is provided pursuant to or in connection with the Plan which is considered to be nonqualified deferred compensation subject to Section 409A of the Code shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance.  The Committee is authorized to amend any Award Agreement as may be determined by it to be necessary or appropriate to evidence or further evidence required compliance with IRC Section 409A.

16.8           Share Certificates and Book Entry.  To the extent that the Plan provides for issuance of stock certificates to represent shares of Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange.  Notwithstanding any other provisions contained in this Plan, in its discretion the Committee may satisfy any obligation to deliver Shares represented by stock certificates by delivering Shares in electronic form or book-entry credit.  If the Company issues any Shares in electronic form or book-entry credit that are subject to terms, conditions and restrictions on transfer, a notation shall be made in the records of the transfer agent with respect to any such Shares describing all applicable terms, conditions and restrictions on transfer.  In the case of Restricted Stock granted under the Plan, such notation shall be substantially in the form of the legend contained in Section 8.5 herein.